UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 12, 2020

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

CpG 1018 Adjuvant Supply Agreement

On September 12, 2020, Dynavax Technologies Corporation (the “Company”) entered into an agreement (the “Supply Agreement”) with Valneva Scotland Limited and Valneva Austria GmbH (collectively, “Valneva”), for the commercial supply of the Company’s novel toll-like receptor 9 agonist adjuvant, CpG 1018™, for use with Valneva’s inactivated SARS-CoV-2 vaccine candidate, VLA2001.  Valneva currently expects VLA2001 to enter clinical studies by the end of 2020.

Under the Supply Agreement, the Company has agreed to manufacture and supply specified quantities of CpG 1018 for use in the commercialization of vaccines containing VLA2001 and CpG 1018 (“Product”) in the United Kingdom under a separate agreement between Valneva and the government of the United Kingdom (the “UK Government”).  The Company has committed to supply, and Valneva has committed to purchase, specified quantities of CpG 1018 for delivery in 2021 for use in Product (the “Committed Amounts”), and Valneva has the right, but not the obligation, to purchase specified additional quantities of CpG 1018 for delivery during 2021 through 2024 for use in Product (the “Additional Amounts”).  The Company may potentially supply CpG 1018 to manufacture up to 100 million doses of Product to Valneva in 2021. Valneva has the option to purchase CpG 1018 to manufacture up to an additional 90 million doses of Product through 2024.

For CpG 1018 manufactured under the Supply Agreement in 2020 and 2021, the price per dose of CpG 1018 is specified in the Supply Agreement.  The applicable price per dose is valid only for CpG 1018 that is intended for use in, and is used in, the manufacture of Product for use in the prevention, treatment or amelioration of COVID 19 during the COVID 19 pandemic as declared by the World Health Organization.

Under the Supply Agreement, subject to certain exceptions, Valneva is obligated to pay for a portion of the amounts ordered upon submission of a purchase order for the applicable Committed Amount or Additional Amount, and the remainder of the purchase price upon delivery.  In the case of the Additional Amounts, subject to certain exceptions, Valneva is obligated to pay reservation fees in advance of the deadline for submission of purchase orders in order to retain its right to purchase the Additional Amounts, and if Valneva submits a purchase order for an Additional Amount on or before the deadline for submission of such purchase order, the reservation fee(s) paid are treated as pre-payments of, and are creditable towards, the purchase price of such Additional Amount.

The Supply Agreement provides for the possibility for Valneva to purchase amounts of CpG 1018 in addition to the Committed Amounts and Additional Amounts, subject to specified conditions.

Purchase orders submitted by Valneva under the Supply Agreement are non cancellable except where export or provision of CpG 1018 to Valneva outside the United States becomes prohibited under applicable law and such prohibition lasts for at least 60 days, in which case Valneva has the right to cancel without payment and Dynavax must repay any advance payment; or the UK Government reduces or terminates its order for Product, in which case Valneva will not be obligated to pay the final portion of an outstanding purchase order, but Dynavax will have the right to retain any portion of the purchase price for CpG 1018 made in advance by Valneva.

Unless earlier terminated, the Supply Agreement will expire on December 31, 2025, subject to automatic one-year renewal terms unless either party notifies the other that it does not wish to renew the term at least 12 months before the applicable renewal date.  Each party has the right to terminate the Supply Agreement for uncured material or persistent breach of the Supply Agreement by the other party or in the event of the insolvency or bankruptcy of the other party.

In addition, Valneva has the right to suspend delivery of any quantities of CpG 1018 under the Supply Agreement, without liability, if certain adverse regulatory or clinical events occur, or in certain circumstances if commercialization of a Product is suspended or recall of a Product is demanded.

CpG 1018 Collaborations

The Company continues to actively pursue opportunities to collaborate with other organizations on the development of a COVID-19 vaccine that utilizes CpG 1018, including its existing collaborations.

There are risks and uncertainties inherent in vaccine research and development, including the timing of completing development, the timing of and results of clinical trials, whether a vaccine will be approved for use, the extent of competition, and whether a vaccine can be successfully commercialized.  As a result, the Company’s collaborative efforts with respect to the development of a potential COVID-19 vaccine utilizing CpG 1018 may not be successful.  In addition, the Company’s collaborators have primary responsibility for the development, conduct of clinical trials, and for seeking and obtaining regulatory approval, of a potential vaccine for COVID-19 containing CpG 1018.  Some of the Company’s collaborators are also evaluating one or more third party adjuvants as part of their development efforts.  The Company has limited or no control over its collaborators’ decisions, including their choice of adjuvants and/or the amount and timing of resources that any of these collaborators will dedicate to such activities.  If a collaborator fails to conduct collaborative activities successfully or determines to proceed with one or more adjuvants other than CpG 1018, the development of a vaccine utilizing CpG 1018 will be delayed and may not occur at all.

The Company and its contract manufacturer are taking measures to support pandemic-level production of CpG 1018, as necessary to support existing and any future collaborations.  However, if the Company is unable to maintain its existing supplier for CpG 1018, it would have to establish an alternate qualified manufacturing capability, which could result in significant additional operating costs and delays in developing and commercializing any potential adjuvanted vaccines by the Company’s third-party collaborators.  There can be no assurance that the Company or other third parties will be able to produce CpG 1018 at a cost, quantity and quality sufficient to support the Company’s existing or any future collaborations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: September 14, 2020	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President